EXHIBIT 10.19

Summary of Loan  Agreement by and between  Shenzhen BAK Battery Co.,  Ltd.  (the
"Company")  and  Longgang   Division,   Shenzhen   Development  Bank  ("Shenzhen
Development Bank") dated as of April 1, 2004.

         The contract number for this agreement is Shenfa Longgang Daizi NO. 200403055. The contract term is April 1, 2004 to April 1, 2005, and the amount of credit to be extended by Shenzhen Development Bank is RMB 100,000,000 Yuan. This agreement is conditioned upon the execution of the Comprehensive Credit Facilities Agreement as summarized in Exhibit 10.12. Remedies in the event of breach of contract include the suspension of unused credit, the calling back of the loan principal in whole or part before maturity, the imposition of penalty interest and compound interest and compensation for loss. The agreement provides that the loan shall not be used by the Company for the distribution of profits and that the Company cannot mortgage its new factory and dormitory buildings to a third party. In the event that any of the foregoing should occur, the loan becomes mature immediately.